Exhibit 10.11

                             MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF AGREEMENT (the "MOA") is made and entered into this 23rd day of June 2003 by and between RADA Electronic Industries Ltd. ("RADA" or the "Company"), Howard Yeung and/or its affiliates ("HY"), Bank Hapoalim B.M. ("BNHP") and Bank Leumi Le-Israel B.M. ("BLL" and together with BNHP - the "Banks"). Each of BNHP and BLL may also be referred to herein as a "Bank".

The Parties hereby agree as follows:

1.    Definitions
      -----------

      In this MOA the following capitalized terms shall have the meaning ascribed to them as follows:

      "Banks' Warrants" means warrants to purchase such number of Shares, which is equal to the quotient determined by dividing the Conversion Amount by 50% of the Base Price.

      "Base Price" means the Market Price as calculated at the Closing Date.

      "Business Day" means a day (other than Saturday and Sunday) on which banks are normally fully open in Tel Aviv, London and New York for general (including inter-bank) business.

      "Closing" means two business days after the approval of the shareholders of the Company at an Extraordinary General Meeting ("EGM") (or the adjourned EGM, if necessary).

      "Debt" means the total amount of the Company's debts to the Banks, which is equal to approximately US$5,500,000 (Five Million and Five Hundred Thousands US Dollars).

      "Market Price" means the average daily closing per share price of the Shares on NASDAQ during the last 90 business days prior to the date that such price is calculated.

      "Options" means the Call Option or the Put Option, as the case may be.

      "Pro-rata Proportion" means a prorated allocation reflecting a 40% share to BNHP and 60% share to BLL.


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

      "Shares" means the Ordinary Shares, NIS 0.05 each, of the Company.

2.    Settlement of the Debt
      ----------------------

      At the Closing:

      2.1 The Company shall pay the Banks an aggregate amount of US$1,100,000 (One Million One Hundred Thousand US Dollars) (the "Cash Payment"), payable to each in accordance with the Pro-rata Proportion.

      2.2 At the Closing, simultaneously with the fulfillment of all of the Company's obligations described in this Agreement and HY's obligations with respect to the execution of the Options Agreement and the delivery of the stand-by letter of credit as described in Section 3 hereof, the Banks shall release and discharge the Company from its obligation to pay the amount of US1,100,000 (the "Discharge"), in accordance with the Pro-Rata Proportion and each of the Banks shall write off and reduce the principal of the Company's debts (as described in Schedule "A" attached hereto) to it by an amount equal to each Bank's Pro-rata Proportion of the Discharge.

      2.3 An additional amount of US$1,251,000 (One Million Two Hundred Fifty-One Thousand US Dollars) (the "Conversion Amount") shall be paid against the issuance of the Banks' Warrants, and the Company shall deliver to each of the Banks at the Closing warrants reflecting each Bank's share in accordance with the Pro-rata Proportion and bearing legends as required by any applicable law and the limitations on transfer included herein. Except as expressly provided herein, the terms of the Banks' Warrants shall be substantially similar to the terms of the warrant issued by the Company on June 30, 2002 (a copy of which is attached hereto as Schedule "B"). The exercise price of the Banks' Warrants shall be the nominal (par) value of the Shares. The Banks' Warrants will be locked-up for a period of 21 months commencing at the Closing Date (the "Lock-up Period"), and may not be transferred in any manner to any third party except pursuant to the Options. The Banks' Warrant shall not be exercisable during the Lock-up Period, unless any of the Options is exercised. Unless agreed otherwise between the Company and the holder of the Banks' Warrants, the Banks' Warrants shall be valid for a period of 30 months commencing at the Closing Date

      2.4 The Company shall grant the Banks additional warrants to purchase an aggregate 1,100,000 Shares, each Bank to receive its Pro-rata Proportion of such aggregate amount, at an exercise price of US$2 per Share. Such warrants shall be effective for 5 years and shall include terms and conditions substantially similar to the warrant issued by the Company on June 30, 2002, a copy of which is attached hereto as Schedule "B".

      2.5 For the avoidance of doubt it is agreed that at the Closing, all the transactions described in this Agreement shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered).


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

3.    Options
      -------

      3.1 At the Closing, HY shall grant the Banks a put option (the "Put Option"), allowing the Banks (severally and not jointly) to require HY to purchase the Banks' Warrants held by such Bank, at the applicable Pro-rata Proportion of an amount of US$1,251,000 (One Million, Two Hundred Fifty One Thousand US Dollars - the " Put Option Consideration"). Such demand may be submitted by each of the Banks only once during the period of 45 days commencing at the first Business Day after the end of the period of 18 months commencing at the Closing Date (including the first and last date of such period) (the "Put Option Period"). HY's obligations under the Put Option shall be secured by stand-by letters of credit in a such form as shall be reasonably satisfactory to the Banks, issued to each of the Banks by an international bank reasonably satisfactory to the Banks that shall be delivered by HY to the Banks at the Closing.

      3.2 At the Closing, the Banks (severally and not jointly) shall grant HY a Call Option allowing HY to require each of the Banks to sell HY the Banks' Warrants held by such Bank (the "Call Option") at a price that shall be equal to such Bank's applicable Pro-rata Proportion of $1,251,000 (the "Call Option Consideration"); provided, however, that if the Market Price at the date that the Call Option is exercised (the "Effective Price") is higher than the Base Price, HY shall pay the applicable Bank an additional amount (the "Additional Payment") for the Banks' Warrants purchased by HY as follows:

            3.2.1 In the event that the Effective Price is greater than the Base Price and is equal to not more than 150% of the Base Price - the Additional Payment will be equal to 25% of the difference between the Base Price and the Effective Price (multiplied by the actual number of the purchased Banks' Warrants), but in any event not more than $312,750 (Three Hundred Twelve Thousand, Seven Hundred and Fifty US Dollars).

            3.2.2 In the event that the Effective Price is greater than the Base Price and is higher than 150% of the Base Price - the Additional Payment shall be equal to $312,750 plus 16.5% of the difference between 150% of the Base Price and the Effective Price (multiplied by the actual number of purchased Banks' Warrants) but in any event the Additional Payment shall not be more than $519,165 (Five Hundred Nineteen Thousand, One Hundred and Sixty Five US Dollars).

            3.2.3 In any event the Aggregate Consideration (i.e., the Call Option Consideration plus the Additional Payment) shall not exceed the amount of $1,770,165 (One Million Seven Hundred Seventy Thousand, One Hundred and Sixty-Five US Dollars).

      3.3 The Call Option may be exercised by HY only during a period of 18 (eighteen) months commencing at the Closing Date (including the first and the last date of such period) and during a period of 45 days commencing on the first Business Day


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

after the termination of the Put Option Period (both periods are collectively referred to as the "Call Option Period").

4.    Financing
      ---------

      4.1 Subject to Clause 4.2 below, the Banks shall grant RADA an additional line of credit in the amount of $500,000 (Five Hundred Thousand US Dollars) (the "Credit"). Such Credit shall be granted to the Company as of the Closing, in accordance with each Bank's Pro-rata Proportion, and shall be repaid by the Company within 7 months of the Closing. All current charges of the Company shall secure the repayment of the Credit. The Company shall, at the request of the Banks, sign such amendments of existing security documents as may be reasonably required to give effect to the foregoing.

      4.2 The terms of the Credit shall be those customary at the Banks at the time of the granting thereof and shall be agreed between the Company and the Banks prior to the granting of the Credit or any part thereof. The Company shall, at the request of the Banks, sign such documents as may be reasonably required in order to grant such Credit.

5.    Deemed Payment and Balance of the Debt
      --------------------------------------

      The fulfillment of the Company's obligations described in this Agreement and HY's obligations with respect to the execution of the Options Agreement and the delivery of the stand-by letter of credit as described in Section 3 hereof shall constitute and shall be deemed full and final payment and satisfaction of the amount of US$3,451,000 of the Debt, being the sum of the Cash Payment, the Discharge and the Conversion Amount (the "Settled Amount") in accordance with the Pro-Rata Proportion, and the Banks shall have no further claims towards the Company in connection with the Settled Amount or in relation thereto.

      The terms and conditions relating to the Balance of the Debt Following the Closing (as defined below) owed by the Company to the Banks shall be as agreed upon by the Company and each of the Banks (severally and not jointly) and the Company shall sign all documents reasonably required by the Banks in connection thereto.

      "Balance of the Debt Following the Closing" means the amount equal to the Debt less the Settled Amount.

6.    Final Agreement
      ---------------

      The parties shall enter into final agreement(s) based on the principles and provisions set forth herein. Such agreement(s) shall include, inter alia, customary representations of the Company and the Banks and the mechanism and procedures regarding the Options to the Banks' full satisfaction and will be signed not later than July 31, 2003.


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

7.    Closing
      -------

      7.1 The Closing of the transactions contemplated herein is subject to the approval of the EGM of the shareholders of the Company.

      7.2 Subject to the fulfillment of the condition set forth in Section 7.1 above, the Closing of the transactions contemplated herein shall take place not later than July 31, 2003.

8.    Stamp Duty
      ----------

      Stamp duty, if applicable, to this Memorandum of Agreement or in respect of any other documents referred to herein including without limitation any documents in relation to the Credit, is to be paid by the Company forthwith upon the Bank's first demand.

9.    Miscellaneous
      -------------

      9.1 For the avoidance of doubt, the Company hereby confirms that nothing herein contained is meant to prejudice and/or limit any rights whatsoever of the Banks pursuant to the BLL and/or the BNHP account documents, the loan documents, guarantees signed by the Company, and/or pursuant to any other document signed and/or to be signed by the Company and that all obligations and debts owed to the Banks are in full force without amendment subject to the terms hereof.

      9.2 The waiver by the Banks of any prior breach of, or prior non fulfillment of one or more of the Company's obligations to the Banks, whether contained in this Agreement or in any other document, shall not be construed as justification or excuse for any further breach or non fulfillment of any condition or undertaking as mentioned above.

      9.3 The forbearance of the Banks from the exercise of any right granted to it under this document or under any law shall not be construed as a waiver of any such right.

      9.4 The Company acknowledges that the Banks have agreed to the terms of the present Agreement to settle the debts of the Company in light of the representations of the Company contained herein and in Schedule "A " attached hereto.

      9.5 Any amendment to the terms hereof must be made in writing and must be agreed to by all the parties hereto.

      9.6 Any notice to be given by any of the parties hereto in accordance with the terms of the present Agreement shall be given to the other parties at the address that appears in the heading hereof, and shall be deemed to have been given to the addressee on the date received by the addressee or on his behalf, or if sent by registered mail to the


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

above addresses, within 72 hours from the date of delivery to the post office whichever is the sooner.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


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

IN WITNESS WHEREOF the parties have signed this MOA as of the date first hereinabove set forth.

HOWARD P. L. YEUNG                            BANK HAPOALIM B.M.

By: ____________________________              By: ______________________________
                                              Name:_____________________________
                                              Title:____________________________


RADA ELECTRONIC INDUSTRIES LTD.               BANK LEUMI LE-ISRAEL B.M.

By: ____________________________              By: ______________________________
Name:___________________________              Name:_____________________________
Title:__________________________              Title:____________________________


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

                                  SCHEDULE "A"
                         to the Memorandum of Agreement
                      ("the Agreement") dated June __, 2003
                   between Bank Leumi le-Israel B.M. ("BLL"),
                           Bank Hapoalim B.M. ("BNHP")
                       (BLL and BNHP together the "Banks")
               and Rada Electronic Industries Ltd. (the "Company")

The parties hereby represent, warrant and declare as follows:

1.    Indebtedness and Obligations of the Company to the Banks
      --------------------------------------------------------

      1.1.  Indebtedness and Obligations to BLL
            -----------------------------------

            1.1.1. The Company hereby acknowledges and confirms that the balance of amounts owed by the Company to BLL, as of June 18, 2003 (the "Determining Date") 2003 in respect of loans, credits and other banking services received from BLL is as follows:

            1.1.2. The debit balance in current account no. 54700/06 ("the BLL Account") in the amount of 88,939 NIS (Eighty-eight thousand nine hundred and thirty nine New Israeli Shekels) including interest, fees, bank charges and expenses as of the Determining Date.

            1.1.3. The unpaid balance in the amount of $ 3,462,744 (Three million four hundred and sixty-two thousand seven hundred and forty-four US dollars) in respect of the loan in the amount of $3,451,000 (Three million four hundred and fifty-one US dollars) that was granted to the Company on May 28, 2003 ("the Balance of the Existing BLL Loan").

            1.1.4. Interest, fees and expenses set out in the banking documents signed by the Company in favor of BLL in connection with the operation of the BLL Account not reflected above will be added to amounts stated in clauses 1.1.2 and 1.1.3.

      1.2.  Indebtedness and Obligations to BNHP
            ------------------------------------

            1.2.1. The Company hereby acknowledges and confirms that the balance of amounts owed by the Company to BNHP, as of the Determining Date in respect of loans, credits and other banking services received from BNHP is as follows:

            1.2.2. The line of credit in NIS current account no. 21118 ("the BNHP I Account") in the amount of 1,250,000 NIS (one million, two hundred and fifty thousand New Israeli Shekels) including interest, fees, bank charges and expenses as of the Determining Date.

            1.2.3. The debit balance in NIS current account no. 415955 ("the BNHP II Account") in the amount of 2,199,982 NIS (two million, one hundred ninety nine thousand nine hundred and eighty two New Israeli Shekels) including interest, fees, bank charges and expenses as of the Determining Date.


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

            1.2.4. The debit balance in foreign currency current account no. 415955 ("the BNHP III Account") in the amount of $ 1,000,000 (one million $US) including interest, fees, bank charges and expenses as of the Determining Date. It is hereby agreed that upon the Closing the line of credit applicable in the BNHP III Account shall be cancelled.

                    The BNHP I Account, BNHP II Account and BNHP III Account together the "BNHP Accounts"

            1.2.5. The unpaid balance in the amount of $410,484 (four hundred and ten thousand, four hundred and eighty four $US) in respect of the loan in the amount of $ 455,000 (four hundred fifty five thousands $US) that was granted to the Company on January 2, 2003 ("the Balance of the Existing BNHP Loan").

            1.2.6. Interest, fees and expenses set out in the banking documents signed by the Company in favor of BNHP in connection with the operation of the BNHP Accounts and the Existing BNHP Loan, not reflected above will be added to amounts stated in clauses 1.2.2 -1.2.5 (inclusive) above.

            1.2.7. Furthermore BNHP has issued at the Company's request, bank guarantees in favor of third parties in the amount of $1,501,000 (one million five hundred and one thousand $US) plus an amount of 76,173 Euro (seventy six thousand, one hundred seventy three Euro) plus an amount of 7,212,648 NIS (seven millions two hundred and twelve thousand, six hundred and forty eight New Israeli Shekels), as of June 18, 2003

      (The amounts set out in clauses 1.1 and 1.2 above and the interest, fees and expenses described above shall be referred to as the "Balance of the Debt").

      1.3. For the avoidance of doubt, the forgoing shall be without prejudice and shall not in any way derogate from any rights of the Banks in respect of any debt, guarantee, and/or obligation whatsoever, not described above, in the event it is determined that such debt exists.

2.    Confirmation of the Accuracy of the Accounts and Waiver of Claims
      -----------------------------------------------------------------

      2.1. The Company hereby confirms that the balances in all of the Company's accounts and deposits of any type whatsoever, including savings plans and securities deposits, with the Banks and every credit or loan ever received by the Company from the Banks, and all activities, transfers, payments, debits and credits or other activity in the aforesaid accounts and deposits have been verified by the Company and the Company confirms that it has no claim and shall not have any claim whatsoever in respect of the Balance of the Debt and/or with respect to the aforesaid activities.

      2.2. The Company confirms that every debit and/or credit of interest, linkage differentials, exchange rate differentials, fees, handling charges, expenses etc. that have been incurred or made in the accounts and deposits of the Company maintained by the Company in the Banks, of any type whatsoever, at any time, including debitory accounts, chequing accounts, savings plans, securities deposits, loans and any other deposit or account of the Company with the Banks have been verified by the Company and found to be accurate and that there are no and shall be no claims whatsoever in respect of the various interest rates, rates of index linked differentials and/or foreign currency, and/or other rates, fees, handling charges, and/or expenses, and/or other debits and/or credits whatsoever made in the Company's aforesaid accounts and deposits, the dates of modification, the calculation, the manner and time of notice in respect of same, the manner of charging same and the debit and/or repayment of credits and/or loans ever granted to the Company.

      2.3. The Company confirms that any account, cash or other deposit, savings plan or securities deposit, existing or that was existing with the Banks in the name of the Company, alone or with others, (the "Aforementioned Deposits") were opened at the request of the Company in accordance with the Company's own motives, and that the opening thereof was not a condition to the granting of credit, service or asset whatsoever by the Banks to the Company or to any corporate entity related to the Company in any way and/or to any third party whatsoever, and it was never stated or inferred by the Banks, or on behalf of the Banks, to anyone that the opening of the Aforementioned Deposits is such a condition, and that if the Banks or anyone on their behalf agreed or undertook, to grant to the Company and/or to a corporate entity and/or to a third party as mentioned above, credit, services or assets whatsoever including credit, services or assets that were supposed to be granted before, after or concurrently with the opening of the Aforementioned Deposits), the abovementioned agreement and/or undertaking - and the performance thereof , if performed, was granted or performed by the Banks without any connection or relation whatsoever, to the opening of the Aforementioned Deposits.

      2.4. The Company hereby provides BLL with irrevocable instructions to immediately prepay the Balance of the Existing BLL Loans and to debit the Company's BLL Account in the amount of the Balance of the Existing BLL Loans together with breakage costs and penalties payable pursuant to the prepayment of the Balance of the BLL Existing Loans.

      2.5. The Company hereby provides BNHP with irrevocable instructions to immediately prepay the Balance of the Existing BNHP Loans and to debit the Company's BNHP Account in the amount of the Balance of the BNHP Existing Loans together with breakage costs and penalties payable pursuant to the prepayment of the Balance of the BNHP Existing Loans.

      3.    Additional Security
            -------------------

            3.1. The full and exact repayment of the amounts due, and becoming due or that may become due to the Banks from the Company, in any way whatsoever and for any reason whatsoever, including without derogating from the generality of the foregoing, on account of, or in relation to, the Balance of the Debt and/or the Credit shall be secured by the following collateral:

            3.1.1. The existing Floating Charge Debenture granted to each of the Banks;


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

            3.1.2. All other collateral security signed by the Company in favor of each of the Banks;

      The Company undertakes to sign all documents that may be reasonably required by the Banks, in the form that will be provided to the Company by the Banks and to furnish all certificates and/or documents required in connection with the abovementioned security and undertakings.

4.    Definitions
      -----------

      4.1 Unless otherwise defined in this Schedule, all capitalized terms in this Schedule shall have the meaning set forth in the Agreement.

             THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK


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

AND THE PARTIES HAVE SIGNED

BANK HAPOALIM B.M.                           BANK LEUMI LE-ISRAEL B.M.

By:________________________________          By:________________________________

Name:______________________________          Name:______________________________

Date:______________________________          Date:______________________________


RADA ELECTRONIC INDUSTRIES LTD.

By:________________________________

Name:______________________________

Date:______________________________

SCHEDULE B TO THE MEMORANDUM OF AGREEMENT

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

VOID AFTER TERMINATION DATE

                                     WARRANT

                     To Purchase ________ Ordinary Shares of

                         RADA ELECTRONIC INDUSTRIES LTD.

            THIS CERTIFIES that, for value received, ______________ (the "Holder") is entitled, upon the terms and subject to the conditions set forth in this Warrant effective as of June 30, 2002 (the "Effective Date") at any time on or after the effective date and on or prior to the close of business on June 30, 2007 (the "Termination Date") but not thereafter, to subscribe for and purchase from RADA Electronic Industries Ltd., a company incorporated under the laws of the State of Israel (the "Company"), up to ______ Ordinary Shares of the Company, nominal value NIS 0.005 each (the "Warrant Shares") at a purchase price as detailed in Section 2 hereof (the "Exercise Price"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

                  1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and the provisions of Section 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

                  1. 2. Exercise Price. [INTENTIONALLY DELETED]

                  2. 3. Authorization of Shares. The Company covenants that all shares issuable upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized and be capable of being validly issued as fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  4. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times in whole or in part and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check , whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of Warrant Shares purchased. Certificates for Warrant Shares purchased hereunder shall be delivered to the holder hereof within reasonable time after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                  3. 5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round the number of Warrant Shares issuable upon such exercise to next whole number.

                  4. 6. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  5. 7. Closing of Books. The Company will not close its shareholder books or records in any manner that prevents the timely exercise of this Warrant.

                  6. 8. Transfer, Division and Combination. (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with he Assignment Form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A new holder for the purchase of Warrant Shares, if properly assigned, may exercise a Warrant, without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 8.

                  7. 9. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

                  8. 10. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                  9. 11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day including' without limitation, Saturday, Sunday or a legal holiday in Israel or in the US, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

                  10. 12. Adjustments of Exercise Price and Number of Warrant Shares. (a) The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following: (i) In case the Company shall declare or pay a dividend in shares or make a distribution in shares to holders of its outstanding Ordinary Shares, (ii) In case the Company shall subdivide its outstanding Ordinary Shares into a greater number of shares, or (iii) combine its outstanding Ordinary Shares into a smaller number of shares, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) In case the Company shall reorganize its capital, reclassify its capital, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Ordinary Shares of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, Ordinary Shares or shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Ordinary Shares of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.

                  11. (c) Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be exclusive evidence of the correctness of such adjustment.

                  12. (d) In the event that, at any time, as a result of an adjustment made pursuant to this Section, the holder of this Warrant shall become entitled to purchase any securities of the Company other than Ordinary Shares, hereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraph (a) through (c) inclusive, of this Section 12.

                  13. Registration Rights; Rule 144. (a) This Warrant and the Warrant Shares shall be restricted securities pursuant to Rule 144 of Regulation D for a period of 12 months following the Effective Date. The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within ninety (90) days after the approval of its Audited Financial Statements for the year ending December 31, 2002 a registration statement (on Form F-3, or other appropriate registration statement form) under the Securities Act (the "Registration Statement") covering the Warrant Shares so as to permit a non underwritten public offering and resale of the Shares and the Warrant Shares. The Company shall bear all expenses related the filing of the Registration Statement. The Company shall use commercially reasonable efforts to cause such Registration Statement to become effective on the first anniversary of the Closing Date but in any event not later than 15 months from the Closing Date or, in the event the Commission informs the Company that the Registration Statement will not be reviewed by the Commission, within ninety (90) days from the filing date, and in either event, within five (5) business days of Commission clearance to request effectiveness (but not earlier than the first anniversary of the Closing Date). The number of shares designated in the Registration Statement to be registered shall include all of the Warrant Shares, and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Investors of the effectiveness of the Registration Statement within two trading days of such event.

                  13. (b) Not withstanding the above, if the Company shall determine to register any sale or other disposition of its securities under the Securities Act, either for its own account or the account of a security holder or holders exercising their respective registration rights (whether or not this Warrant has been exercised at that time), other than a registration relating solely to employee benefit plans, or a registration relating to a corporate re-organisation or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, then the Company shall
(i) give the Holder at least thirty (30) days' advance written notice thereof, and (ii) use its best efforts, solely at the expense of the Company, to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Warrant Shares specified in a written request made by the Holder and received by the Company within ten (10) days after the written notice from the Company described in 13
(b) (i) above is received by the Holder. Such written request may specify all or a part of the Warrant Shares. The rights granted to the Holder under this
Section 13 shall survive exercise of this Warrant and the issuance of Ordinary Shares to the Holder in connection herewith.

            (c) At all times during which any Warrant Shares are outstanding, the Company agrees to:

                  (i) Make and keep available adequate current public information as described in Rule 144(c) under the Securities Act;

                  (ii) File with the U.S. Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and

                  (iii) Furnish to the Holder upon request (A) a written statement by the Company as to its compliance with the requirements of subparagraphs (i) and (ii) above, (B) a copy of the most recent annual report of the Company, and (C) such other reports and documents of the Company as the Holder may reasonably request to avail himself of Rule 144 or any similar rule or regulation of the Securities and Exchange Commission allowing him to sell any such securities without registration.

            14. 14. Notice of Corporate Action. If at any time:

                  (a) the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the share capital of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 14 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 14 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Ordinary Shares shall be entitled to exchange their shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with this Warrant.

                  15. 15. Authorized Shares. The Company covenants that within 180 days of the Effective Day, it will reserve from its authorized and unissued Ordinary Shares, and keep available free from preemptive rights, a sufficient number of Ordinary Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant and will, at its expense, procure such listing of such Ordinary Shares (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Ordinary Shares are then listed or on NASDAQ. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of all stock exchanges upon which the Ordinary Shares may be listed or on NASDAQ.

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

                  16. 16. Miscellaneous.

                  (a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of State of Israel without regard to its conflict of law, principles or rules, and be subject to the exclusive jurisdiction of the competent court in Tel Aviv.

                  (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

                  (d) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Ordinary Share or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (e) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares and all references to the "Holder" shall include a reference to his assigns, personal representatives and successors in title.

                  (f) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  (g) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (h) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  (i) Definition of Ordinary Shares. For the purpose of this Warrant the term "Ordinary Shares" shall mean the ordinary shares of 0.005 NIS (New Israeli Shekels) of the Company.

                  REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: September  __, 2002

                                      RADA Electronic Industries Ltd.


                                      By:_______________________________________
                                         Herzle Bodinger, President and Chairman

                               NOTICE OF EXERCISE

To:   RADA Electronic Industries Ltd.

            (1) The undersigned hereby elects to purchase ________ Ordinary Shares (the "Shares"), of RADA Electronic Industries Ltd. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

            (2) Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

                    ________________________________
                    (Name)

                    ________________________________
                    (Address)
                    ________________________________

Dated:


                                                ________________________________
                                                Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

            FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

______________________________________________________________________.

_______________________________________________________________________

                                                  Dated: ______________, _______

                           Holder's Signature: _________________________________

                           Holder's Address:   _________________________________

                                               _________________________________

Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.